Petrolia Energy Corporation 8-K

Exhibit 10.3

PROMISSORY NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

CAD $406,181	June 8th, 2018

FOR VALUE RECEIVED, Petrolia Energy Corporation, a Alberta, Canada corporation, having its principal office at 710 N. Post Oak Blvd, Suite 500, Houston, TX 77024 (“Maker”), hereby promises to pay, subject to the terms and conditions of this promissory note (the “Note”), to the order of Blue Sky Resources Ltd., a Alberta, Canada corporation, having its principal address at Suite 800, 138 4th Avenue SE, Calgary, Alberta, Canada T2G 4Z6 (“Payee”) the sum of Four Hundred Six Thousand One Hundred Eighty One Dollars (CAD $406,181) (“Principal Amount”), together with simple interest at a rate of one percent (9%) per annum.

This Note is issued pursuant to, and in accordance with, the Purchase and Sale Agreement, dated June 08th, 2018 by and among the Maker, Payee and Holder (the “Purchase Agreement”). All capitalized terms not otherwise defined in this Note shall have the meanings attributed to such terms in the Purchase Agreement.

The terms of this Note are set out below:

1.	This Note shall bear nine percent (9%) simple interest per annum (“Interest”) commencing on and as of August 1st, 2018. For the avoidance of doubt, the Note shall bear no interest until July 31, 2018.
2.	The maturity date (the “Maturity Date”); shall be November 30, 2018, provided, however, the Maker may, at its sole discretion, extend the Maturity Date for a period of six (6) months upon ten (10) days’ notice to the Payee and payment of twenty-five percent (25%) of the Principal Amount to the Payee on or before the Maturity Date.
3.	The Maker may, at the Maker’s sole discretion, pay in part or in full, any amounts owed under this Note at any time prior to the Maturity Date without any penalties or fees.
4.	This Note may not be amended or modified except by a written agreement executed by the Maker and the Payee.
5.	This Note shall take effect as a sealed instrument and be enforced in accordance with the laws of the State of Texas.
6.	The parties to this Note shall be subject to the confidentiality obligations set forth in the Purchase Agreement.

Signature Page Follows

The Note will be effective as of the date first written above.